UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 22, 2019

Viavi Solutions Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6001 America Center Drive, 6th Floor, San Jose, CA	95002
(Address of Principal Executive Offices)	(Zip Code)
(408) 404-3600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)     On May 22, 2019, the Board of Directors (the “Board”) of Viavi Solutions Inc. (the “Company”) adopted the Company’s Executive Variable Pay Plan for fiscal year 2020 (the “2020 Executive VPP”) under which the Company’s executive team, including the Company’s named executive officers (“NEOs”), have the opportunity to earn incentive bonuses based upon semi-annual performance metrics.
Actual cash incentive payments awarded under the 2020 Executive VPP will be based upon (1) the achievement of a revenue objective (the “Revenue Target”) compared to the Company’s annual operating plan (“AOP”), (2) the achievement of a non-GAAP operating profit objective (the “Profitability Target”) compared to the AOP, (3) the achievement of a bookings objective (the “Bookings Target”) compared to the AOP, and (4) the achievement of certain individual objectives (the “Individual Target”). Payments under the 2020 Executive VPP will be measured and paid semi-annually. Payments will range from 0% to 150% of an eligible executive’s target incentive opportunity (“TIO”) with respect to the Revenue Target and Profitability Target. For the Bookings target, payments will be capped at 250% of the eligible executive’s TIO. For the Individual Target, payments will be capped at 100% of an eligible executive’s TIO.
Oleg Khaykin, the Company’s Chief Executive Officer, and Amar Maletira, the Company’s Chief Financial Officer, will participate in the 2020 Executive VPP as Corporate Executives. For Corporate Executives, the Revenue Target and Profitability Target will be calculated based on company-wide performance and will be weighted 40% on Revenue Target achievement and 40% on Profitability Target achievement. For both Mr. Khaykin and Mr. Maletira, the Individual Target will be based on strategic goals as well as company initiatives and weighted at 20%.
Paul McNab, the Executive Vice President and Chief Marketing & Strategy Officer and Ralph Rondinone, the Senior Vice President, Global Operations and Services, Network Services Enablement (“NSE”) will participate as NSE Executives. For NSE Executives, the Revenue and Profitability Target will be calculated based on the performance of the NSE business segment and will be weighted 40% on Revenue Target achievement and 40% on Profitability Target achievement. For Mr. McNab, the Individual Target will be based on strategic goals and weighted at 20%. For Mr. Rondinone, the Individual Target will be based on cost savings and operational goals and be weighted at 20%.
Gary Staley, the Senior Vice President, Global Sales and Network and Service Enablement will participate as an NSE Sales Executive. For Mr. Staley, the Revenue Target, Profitability Target and Bookings Target will be calculated based on the performance of the NSE business segment and will be weighted 50% on Revenue Target achievement, 20% on Profitability Target achievement and 30% on Bookings Target achievement.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viavi Solutions Inc.

	By:	/s/ Kevin Siebert
Kevin Siebert
Senior Vice President, General Counsel & Secretary

May 29, 2019